UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2013, the Board of Directors (the “Board”) of the Tennessee Valley Authority (“TVA”) approved the following items related to compensation: (i) TVA enterprise-wide measures and goals for fiscal year (“FY”) 2013 on which TVA's performance will be measured and awards under the Winning Performance Team Incentive Plan (“WPTIP”) and Executive Annual Incentive Plan (“EAIP”) may be made to employees for FY 2013; (ii) two design changes to TVA's WPTIP and EAIP; and (iii) Executive Long-Term Incentive Plan (“ELTIP”) performance measures and goals for the three-year cycle ending September 30, 2015. Each of these items is discussed in more detail below.

TVA Enterprise-Wide Performance Measures

The Board established five TVA enterprise-wide performance measures for the WPTIP and EAIP for FY 2013: Total Financing Obligations over Productive Assets, Nuclear Operating Availability Factor, Critical Coal Seasonal Equivalent Forced Outage Rate, Combined Cycle Seasonal Equivalent Forced Outage Rate, and Clean Energy Percentage. These performance measures will represent 60 percent of the potential payout for employees participating in the WPTIP and EAIP. The remaining 40 percent of the potential payout will be based on the achievement of performance measures in applicable strategic business unit (“SBU”) and business unit (“BU”) scorecards, which are derived from the TVA enterprise-wide performance measures and approved by the Chief Executive Officer (“CEO”). The TVA enterprise-wide performance measures, along with their associated weights and goals, are as follows:

FY 2013 TVA Enterprise-Wide Performance Measures

		Goals
Performance Measure	Weight	Threshold (50%)	Target (100%)	Maximum (150%)
Total Financing Obligations over Productive Assets(1)	15%	75.6% (business plan + 0.4% point)	75.2% (business plan)	74.8% (business plan - 0.4% point)
Nuclear Operating Availability Factor(2)	20%	96.1% (3-year average + 0.1% point)	97.2% (median)	98.1% (top quartile)
Critical Coal Seasonal Equivalent Forced Outage Rate(3)	10%	7.1% (3-year average - 0.1% point)	4.6% (median)	2.5% (top quartile)
Combined Cycle Seasonal Equivalent Forced Outage Rate(4)	5%	3.6% (3-year average - 0.1% point)	2.7% (median)	1.6% (top quartile)
Clean Energy Percentage(5)	10%	41% (3-year average + 0.1% point)	43% (top quartile)	45% (top quartile + 2.0% points)

Notes

(1) Total Financing Obligations over Productive Assets is a measure of debt, leaseback obligations, and energy prepayment obligations over assets (excluding regulatory assets).

(2) Nuclear Operating Availability Factor is calculated as follows: Winter Net Dependable Capacity x Period Hours - Total Megawatt Hour Losses / Winter Net Dependable Capacity x Period Hours - Planned Outage Megawatt Hour Losses (Refueling Outages Only).

(3) Critical Coal Seasonal Equivalent Forced Outage Rate measures the generation lost because of forced events as a percentage of time a unit would have been scheduled to run. This indicator is for the months of December to March and June to September and includes the Allen, Cumberland, Gallatin, Paradise, and Shawnee coal-fired plants.

(4) Combined Cycle Seasonal Equivalent Forced Outage Rate measures the generation lost because of forced events as a percentage of time a unit would have been scheduled to run. This indicator is for combined cycle plants for the months of December to March and June to September.

(5) Clean Energy Percentage tracks and measures the percent of TVA's clean energy generation and purchases. Clean energy is defined as energy that has a near-zero carbon emission rate or energy efficiency improvements. Generation from energy resources with zero or low emissions of greenhouse gases include nuclear, wind, biomass, solar, hydroelectric, and other non-fossil sources such as waste heat. This metric includes all clean energy generated and purchased by TVA.

WPTIP/EAIP Design Modification

The Board approved two design changes to the WPTIP and EAIP beginning in FY 2013. The first design change revises the previously approved corporate modifier.  The corporate modifier was established to allow the CEO to adjust the amount of incentive awards -20 percent to +20 percent based on the CEO's subjective assessment of TVA's performance during the year and consideration of factors that are significant to TVA but not easily quantifiable.  In order to strengthen the alignment of the WPTIP and EAIP to TVA performance, the corporate modifier was revised to provide an opportunity for the Board to determine an adjustment, if needed, at year-end that would apply to all WPTIP/EAIP scorecards a corporate modifier ranging from 75 percent to 125 percent based on several metrics and other factors such as attainment of threshold level net cash flow, stakeholder and customer satisfaction, and significant events during the year.

The second design change to the WPTIP and EAIP adjusts the weighting of the TVA enterprise-wide performance measures and SBU/BU performance measures in determining awards under the plans. Starting in FY 2013, the TVA enterprise-wide performance measures will represent 60 percent of the potential payout, and the applicable SBU or BU performance measures will represent 40 percent of the potential payout for all employees, including William D. Johnson, John M. Thomas, III, Kimberly S. Greene, Preston D. Swafford, and Ralph E. Rodgers.

The CEO will retain discretion under the EAIP to adjust individual incentive awards based on subjective assessments of individual performances during the year. Therefore, for FY 2013, the CEO will continue to subjectively evaluate the performance of Mr. Thomas, Ms. Greene, Mr. Swafford, and Mr. Rodgers during the year for purposes of determining whether to adjust any of their incentive awards under the EAIP. In addition, for FY 2013, the Chairman of the Board, in consultation with the People and Performance Committee and with input from individual members of the Board, will continue to subjectively evaluate the performance of the CEO for purposes of determining whether to adjust the CEO's incentive award under the EAIP.

ELTIP Performance Criteria

The Board approved ELTIP performance measures for the three-year performance cycle ending September 30, 2015. These performance measures, along with their associated weights and goals, are as follows:

FY 2013 to FY 2015 ELTIP Performance Cycle

Performance Measure	Weight	Threshold (50%)	Target (100%)	Maximum (150%)
Retail Rate(1) (FY 2014)	40%	3-year average	median	top quartile
Load Not Served(2) (FY 2013 to FY 2015)	30%	99.999% reliable	top quartile	top decile
Organizational Health Index(3) (FY 2015)	30%	3-year average	top quartile	top quartile plus 3% points

Notes

(1) Distributor reported retail power revenue and directly served power revenue divided by distributor reported retail power sales and directly served power sales.

(2) Load Not Served is equal to the product of (i) the percentage of total load not served and (ii) the number of minutes in the period (excluding events during declared major storms).

(3) The Organizational Health Index (“OHI”) measures and tracks the organizational elements that drive TVA's performance culture. OHI scores are calculated based on the percent of favorable responses (agree or strongly agree) within each dimension of the OHI survey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: February 20, 2013	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer